UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 15, 2020
Date of Report (Date of earliest event reported)

SELECT ASSET INC., ON BEHALF OF CORPORATE BACKED CALLABLE TRUST CERTIFICATES, J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation or organization of the issuing entity)

001-33157
(Commission File Number)

13-4029392
(I.R.S. Employer Identification No.)

277 Park Avenue
New York, New York
(Address of principal executive offices)

10172
(Zip Code)

(646) 285-9000
(Telephone number, including area code)

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, Class A-1	JBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Select Asset Inc. (the "Depositor") is the Depositor in respect of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust"), a common law trust formed pursuant to the Standard Terms for Trust Agreements, dated as of November 9, 2006 (the "Trust Agreement"), between the Depositor and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a series supplement (the "Series Supplement") dated as of November 9, 2006 in respect of the Trust. The Trust’s assets consist solely of notes issued by J.C. Penney Corporation, Inc., successor to J.C. Company, Inc. (the "Underlying Securities Issuer"). The Certificates do not represent obligations of or interests in the Depositor or the Trustee.

The Depositor is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. ("LBHI"). On September 15, 2008 and periodically thereafter, LBHI and certain of its subsidiaries (collectively, the "Debtors") commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (jointly administered proceedings, In re Lehman Brothers Holdings Inc. et al., Case Number 08-13555). LBHI and Lehman Brothers Inc. have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Depositor’s business. The Depositor believes the Trustee has maintained the proper processes and internal controls to monitor the Trust’s cash flows and administer the Trust, as reported in the assertion by the Trustee in the Report on Assessment of Compliance with Applicable Servicing Criteria, attached hereto as Exhibit 33.1. Pursuant to the terms of the Trust Agreement, the Trustee (i) is responsible for administering the Trust and has "full power and authority...to do or cause to be done any and all things in connection with such administration" (Section 3.01 of the Trust Agreement); (ii) is responsible to "make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any state securities authority on behalf of the Trust" (Section 3.01 of the Trust Agreement); and (iii) controls the Certificate Account for each series of certificates (Section 3.03 of the Trust Agreement).

On December 6, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). The Plan and the Confirmation Order were attached as Exhibit 2.1 and Exhibit 2.2, respectively, to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011. LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 contains a summary of the Plan.

On March 6, 2012 (the "Effective Date"), the Plan became effective and a notice of the Effective Date of the Plan (the "Notice of the Effective Date") was filed with the Bankruptcy Court.

Item 8.01

Other events

On May 15, 2020, J.C. Penney Company, Inc. and certain of its subsidiaries, including J.C. Penney Corporation, Inc., commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas. On May 18, 2020, J.C. Penney Company, Inc filed an 8-K with the Securities and Exchange Commission providing further information.

On May 19, 2020 the New York Stock Exchange (“NYSE”), a subsidiary of the Intercontinental Exchange, on which the Certificates have been listed, suspended trading in the Certificates and on May 19, 2020 the NYSE issued a press release stating that the staff of NYSE Regulation has determined to delist the Certificates from the NYSE based on the bankruptcy filing. The press release can be found ICE’s website at the following URL
https://ir.theice.com/press/news-details/2020/NYSE-to-Suspend-Trading-Immediately-in-Corporate-Backed-Callable-Trust-Certificates-JC-Penney-Debenture-Backed-Series-2006-1-Trust-Class-A-1-of-Select-Asset-Inc-Symbol-JBR-and-Commence-Delisting-Process/default.aspx

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Select Asset Inc.
(Depositor)

Date: May 28, 2020	/s/ Jeffry Ciongoli
Name: Jeffry Ciongoli
Title: Vice President and Assistant Treasurer